EXHIBIT 10.50

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is entered into and effective as of June 6, 2012 (the “Effective Date”), and is by and among: (i) CPI Corp., a Delaware corporation (the “Borrower” also referred to herein as the “Company”); (ii) Consumer Programs Incorporated, a Missouri corporation (“CP Inc.”), CPI Canadian Holdings, Inc., a Delaware corporation (“CPI Canada”), CPI Images, L.L.C., a Missouri limited liability company (“Images”), CPI International Holdings, Inc., a Delaware corporation (“CPI International”), Texas Portraits L.P., a Delaware limited partnership (“Texas”), Centrics Technology, Inc., a Delaware corporation (“Centrics”), and Image Source Inc., a Missouri corporation (“ISI,” and, with CP Inc., CPI Canada, Images, CPI International, Texas and Centrics, each an “Original Guarantor” and, collectively, the “Original Guarantors”); (iii) Bella Pictures Holdings, LLC, a Delaware limited liability company (“Bella”), and Sandy Realty Holdings, LLC, a Missouri limited liability company (“Sandy” and, with Bella, each an “Additional Guarantor” and, collectively, the “Additional Guarantors”); (iv) Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the various financial institution parties identified as Lenders in the Credit Agreement (collectively, the “Lenders”); and (v) each of the Lenders signatory hereto. The Borrower, the Original Guarantors and the Additional Guarantors are collectively referred to herein as the “Obligors”.
Recitals:

A.
The Administrative Agent, the Lenders and the Company are parties to that certain Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011 (the “First Amendment”) and the Forbearance Agreement (defined below) (as amended, the “Credit Agreement”). The Company and the Original Guarantors executed and delivered that certain Guaranty and Collateral Agreement dated as of August 30, 2010 (the “Guaranty/Collateral Agreement”), pursuant to which, among other things, the Original Guarantors guaranteed the Company's payment and performance of its obligations under the Credit Agreement and the Company and the Original Guarantors granted Administrative Agent a security interest in the Collateral (as defined therein). On December 16, 2011, the Original Guarantors executed and delivered an Unconditional Reaffirmation of Guaranty to Lenders, pursuant to which each Original Guarantor consented to the terms of the First Amendment and unconditionally reaffirmed and ratified its obligations under the Guaranty/Collateral Agreement.

B.
As a result of certain identified defaults, the Obligors, the Administrative Agent and the Lenders entered into that certain Forbearance Agreement dated as of May 18, 2012 (the “Forbearance Agreement”). Pursuant to the terms of the Forbearance Agreement, the Administrative Agent, each Lender, and the Obligors agreed that, among other things: (i) Administrative Agent would forbear from exercising certain rights and remedies arising from the “Existing Defaults” (as defined in the Forbearance Agreement) during the term of the Forbearance Period (also defined in the Forbearance Agreement); (ii) the Additional Guarantors would execute a Joinder Agreement to the Guaranty/Collateral Agreement to assume, jointly and severally with the Original Guarantors, all of the obligations of the Company and the Original Guarantors arising under the Guaranty/Collateral Agreement; and (iii) the Credit Agreement was amended in certain respects as described in such Forbearance Agreement.

C.
The Additional Guarantors and the Administrative Agent entered into that certain Joinder Agreement dated May 23, 2012, pursuant to which, among other things, the Additional Guarantors assumed, jointly and severally with the Original Guarantors, all of the obligations of the Company and the Original Guarantors arising under the Guaranty/Collateral Agreement.

D
The Administrative Agent and each Lender have agreed with the Obligors to waive (on a one-time exception basis) the Existing Defaults set forth in the Forbearance Agreement (and therefore terminate the Forbearance

Period set forth therein) and to make certain other amendments to the Credit Agreement, subject to the terms and conditions contained in this Second Amendment.

Agreement
Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, the Obligors, the Administrative Agent and the undersigned Lenders hereby agree as follows:

1.
Definitions. Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement. The terms “Credit Agreement” and “Agreement” shall mean the Credit Agreement, as amended by the First Amendment, the Forbearance Agreement, and this Second Amendment.

2.
Waivers. On a one-time exception basis only, and in consideration for the agreements set forth in this Second Amendment, the Administrative Agent and the Lenders hereby agree to waive the Existing Defaults set forth and defined in the Forbearance Agreement. This waiver applies only to such Existing Defaults and no other Unmatured Events of Default or Events of Default.

3.
Amendments to Credit Agreement; Effect on Forbearance Agreement. Effective as of the Second Amendment Effective Date, the Forbearance Period (as defined in the Forbearance Agreement) shall terminate. Notwithstanding the foregoing, (a) the amendments to the terms of the Credit Agreement set forth in Section 4 of the Forbearance Agreement shall remain in full force and effect (without restatement in this Second Amendment), except to the extent that the amendments contained Sections 4.1.1, 4.5, 4.7, 4.10, and 4.11 of the Forbearance Agreement are further amended herein, and (b) the post-closing obligations set forth in Section 8 of the Forbearance Agreement shall remain in full force and effect (without restatement in this Second Amendment), with the understanding and agreement that the Obligor's failure to comply with those post-closing obligations, within the time frame referenced in the Forbearance Agreement, shall constitute an Event of Default under the Credit Agreement.

Effective as of the date hereof, the Credit Agreement is hereby further amended as follows:

1.	Amended Definitions. The following definitions in Section 1.1 of the Credit Agreement are amended as follows:

1.
Agreement. The definition of “Agreement” as set forth in the preamble to the Credit Agreement is amended to specifically include the First Amendment to Credit Agreement dated as of December 16, 2011 entered into between the Company and the Administrative Agent, on its own behalf and on behalf of the Lenders, the Forbearance Agreement dated as of May 18, 2012 entered into among the Company, several of the Loan Parties, the Administrative Agent and the Lenders, and the Second Amendment to Credit Agreement dated as of June 6, 2012 entered into among the Company, several of the Loan Parties, the Administrative Agent and the Lenders, as such may be further amended, modified, supplemented, and replaced and/or restated from time to time.

2.
Applicable Margin. The definition of “Applicable Margin,” as set forth in Section 1.1 of the Credit Agreement, is amended by deleting the existing percentage listed in the column entitled “Base Rate Margin Revolving Loans” for each Level and replacing such percentage with “0.000%” for each Level.

3.	Base Rate Definition. The definition of “Base Rate”, as set forth in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety as follows:
“Base Rate means for any day a rate per annum equal to three and one quarter percent (3.25%).”

4.	Loan Documents. The definition of “Loan Documents” as set forth in Section 1.1 of the Credit Agreement is hereby amended to include the Warrant Agreement.

5.
Loan Parties. The definition of “Loan Party” as set forth in Section 1.1 of the Credit Agreement is hereby amended to clarify that such definition, includes, without limitation, each of the Obligors defined in the Second Amendment.

6.	Revolving Commitment. The definition of “Revolving Commitment” in Section 1.1 of the

Credit Agreement is deleted in its entirety and replaced with the following:
“Revolving Commitment means $90,000,000 from June 6, 2012 to and including June 11, 2012; $94,000,000 from June 12, 2012 to and including July 21, 2012; $95,000,000 from July 22, 2012 to and including September 14, 2012; $94,000,000 from September 15, 2012 to and including November 9, 2012; $90,000,000 from November 10, 2012 to and including December 10, 2012; and $85,000,000 thereafter. The foregoing amount may also be reduced from time to time pursuant to Section 6.1.”

7.	Revolving Outstandings. The definition of “Revolving Outstandings” in Section 1.1 of the Credit Agreement is amended by the addition of the following sentence at the end thereof:
“Notwithstanding anything to the contrary herein, the amount of outstanding PIK Obligations shall be deducted from the aggregate principal amount of all outstanding Revolving Loans for purposes of determining the amount of Revolving Outstandings under this Agreement.”

8.	Termination Date. The definition of “Termination Date” in Section 1.1 of the Credit Agreement is deleted and replaced with the following:
“Termination Date means the earlier to occur of (a) December 31, 2012 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

2.	Supplemental Definitions. Section 1.1 of the Credit Agreement is supplemented by the addition of the following definitions:

1.	“Calendar Week” means a weekly period beginning on Sunday and ending on the following Saturday.

2.	“Charlotte Property” shall have the meaning given to such term in Section 10.16 of this Agreement.

3.
“EBITDAR” means, for any period, Forbearance EBITDA (as defined in the Forbearance Agreement) for such period plus, to the extent deducted in determining Consolidated Net Income, rental and lease expenses for such period.

4.	“Forbearance Agreement” means that certain Forbearance Agreement dated as of May 18, 2012, among the Obligors (as defined in the Forbearance Agreement), the Administrative Agent, and the Lenders.

5.	“Matthews Property” shall have the meaning given to such term in Section 10.16 of this Agreement.

6.	“Minimum Weekly Cash Amount” shall have the meaning given to such term in Section 11.16 of this Agreement.

7.	“Monthly PIK Amount” shall have the meaning given to such term in Section 4.5 of this Agreement.

8.	“Period” shall mean each of the following fiscal periods of the Company:
Period 5:    5/27/12 to 6/23/12
Period 6:    6/24/12 to 7/21/12
Period 7:    7/22/12 to 8/18/12
Period 8:    8/19/12 to 9/15/12
Period 9:    9/16/12 to 10/13/12
Period 10:    10/14/12 to 11/10/12
Period 11:    11/11/12 to 12/8/12
Period 12:    12/9/12 to 1/5/13

9.	“PIK Interest Rate” shall have the meaning given to such term in Section 4.5 of this Agreement.”

10.	“PIK Obligations” means the aggregate amount of the Monthly PIK Amount plus all interest that has accrued on such amount and is outstanding at any time.

11.	“Quarterly PIK Principal Payment Amount” shall have the meaning given to such term in

Section 6.2.2(d) of this Agreement.

12.	“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of June 6, 2012, among the Obligors (as defined in the Second Amendment), the Lenders and the Administrative Agent.

13.
“Second Amendment Effective Date” means the date upon which all conditions precedent to the effectiveness of the Second Amendment have been satisfied or waived in accordance with the terms of the Second Amendment.

14.	“Second Amendment Fee” shall have the meaning given to such term in Section 5.1 of the Second Amendment.

15.	“St. Louis Property” shall have the meaning given to such term in Section 10.16 of this Agreement.

16.	“Warrant Agreement” shall have the meaning given to such term in Section 3.4.1 of the Second Amendment.

17.	“Warrants” shall have the meaning given to such term in Section 3.4.1 of the Second Amendment.

3.	Amended Provisions. The following provisions of the Credit Agreement are amended as follows:

1.	Section 2.2.1 and Section 2.2.2 of the Credit Agreement are each amended and restated in their entireties as follows:

“2.2.1
Various Types of Loans. Each Revolving Loan shall be divided into tranches which are either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or Section 2.2.3; provided that commencing on the effective date of the Forbearance Agreement and thereafter until the Termination Date, the Company shall not be permitted to request, convert or continue a Revolving Loan as a LIBOR Loan, and each outstanding LIBOR Loan shall automatically convert to a Base Rate Loan at the expiration of the Interest Period applicable thereto.

2.2.2
Borrowing Procedures. The Company shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than 11:00 A.M., St. Louis, Missouri time, on the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date and amount of borrowing. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., St. Louis, Missouri time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Applicable Percentage of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day and shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000.”

2.	Section 4 of the Credit Agreement is hereby amended by the addition of a new Section 4.5 as follows:

“4.5
PIK Interest. Commencing on the Second Amendment Effective Date and continuing until all components of the definition of “Paid in Full” have been satisfied, the Company agrees, as additional compensation to the Lenders in their respective Applicable Percentages, that all outstanding Revolving Loans (including both Base Rate Loans and LIBOR Loans) and all outstanding PIK Obligations shall accrue interest at a rate equal to fourteen percent (14%) per annum (the “PIK Interest Rate”)

in addition to interest payable pursuant to Section 4.1. Such PIK interest (the “Monthly PIK Amount”) shall accrue monthly beginning on the Second Amendment Effective Date, on the first day of each month thereafter, and on the date that all components of the definition of “Paid in Full” have been satisfied, and, upon accrual, shall constitute PIK Obligations until repaid to the Lenders in cash. Each determination of the applicable Monthly PIK Amount shall be made by the Administrative Agent in accordance with the foregoing, which shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Administrative Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Monthly PIK Amount. The aggregate outstanding PIK Obligations shall be due and payable in full in cash on the Termination Date.”

3.	Section 6.1.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“6.1.3
Permanent Reduction of the Revolving Commitment. The Revolving Commitment shall be permanently reduced on a dollar-for-dollar basis by the amount of all Designated Proceeds paid in accordance with Section 6.2.2 (other than Designated Proceeds from the sale of the Matthews Property and the St. Louis Property and Designated Proceeds paid in accordance with Section 6.2.2.(a)(vi)).”

4.	Section 6.2.2(a) of the Credit Agreement is hereby amended by the addition of the following subparagraph (vi):
“(vi) Within two (2) Business Days after the end of each Calendar Week, an amount equal to the amount by which the Minimum Weekly Cash Amount as of the end of such Calendar Week exceeds $5,000,000.”

5.	Section 6.2.2 of the Credit Agreement is hereby amended by the addition of the following paragraph (d):
“(d) Within 15 Business Days after the end of Period 6 and Period 10, Company shall make a cash principal payment towards the repayment of the PIK Obligations in an amount equal to EBITDA for the immediately preceding Fiscal Quarter in excess of one hundred five percent (105%) of EBITDA for such Fiscal Quarter set forth in the May 25, 2012 presentation made by The Keystone Group to the Lenders (the “Quarterly PIK Principal Payment Amount”). All payments with respect to the PIK Obligations shall be applied in accordance with the Lenders' Applicable Percentages.”

6.	The last sentence of Section 6.3 of the Credit Agreement is hereby amended and restated as follows:
“Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans (other than any outstanding PIK Obligations), then to repay any outstanding LIBOR Loans (including any amounts owing pursuant to Section 8.4) in direct order of Interest Period maturities, and then to repay any outstanding PIK Obligations.”

7.	Section 9 of the Credit Agreement is amended by the addition of a new Section 9.29 as follows:

“9.29	Warrants.
(a)    The Company has filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the twelve (12) months preceding the Second Amendment Effective Date, except for the filing of schedules, forms, statements, exhibits and other documents for which the failure to file would not result in the disclosures set forth in the SEC Documents to be materially deficient (all of the foregoing filed prior to or on the

Second Amendment Effective Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”).
(b)    The issuance of the Warrants are duly authorized and, upon issuance in accordance with the terms of the Loan Documents, the Warrants shall be validly issued, fully paid and non-assessable and free from all statutory and contractual preemptive rights and rights of first refusal or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon exercise in accordance with the Warrants (as the case may be), the shares of common stock of the Company (the “Common Stock”) issuable on such exercise (the “Warrant Shares” and, together with the Warrants, the “Securities” ), when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders of Warrant Shares being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Lenders in the Warrant Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act. Except for the filing of any notice prior or subsequent to the Second Amendment Effective Date that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction) no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Warrant Shares, or for the performance by the Company of its obligations under this Agreement. The Company has reserved from its duly authorized capital stock, whether unissued or held in treasury, the Warrant Shares issuable upon exercise of the Warrants.

(c)
The capitalization of the Company is as described in the most recent periodic report included in the SEC Documents, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Company has not issued any capital stock since the date of its most recent periodic report included in the SEC Documents other than pursuant to the exercise of stock options under the Company's stock option plans (such issuances and any such stock options, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, the issuance of Common Stock to Sears in connection with entering into the Amendment, or pursuant to publicly disclosed equity financings. Except for Employee Equity Transactions and as set forth in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company.

8.	Section 10.1.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1, each set of quarterly financial statements pursuant to Section 10.1.2, each set of Period financial statements pursuant to Section 10.1.15, and each weekly report pursuant to Section 10.1.15, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly, monthly or weekly statements, as applicable, and signed by a Senior Officer of the Company, containing: (i) a computation of each of the financial ratios and restrictions set forth in Section 11.16, all cash and noncash components of EBITDA and EBITDAR (in accordance with the definitions thereof) and a calculation sufficient to determine compliance or noncompliance with Section 13.1.13 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; (ii) except with respect to the weekly reports, a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations; and (iii) the reports required by Sections 10.1.9 and 10.1.10.”

9.	Section 10.1.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“10.1.15 Additional Financial Reporting. (a) Promptly when available and in any event within thirty (30) days after the close of each Period, an interim financial statement for the Period that includes consolidated balance sheets of the Company and its Subsidiaries as of the end of such Period and consolidated statements of earnings for such Period, together with a variance analysis explaining any material variances from Borrower's 2012 business plan contained in the April 4, 2012 presentation made by The Keystone Group to the Lenders; and (b) no later than the Thursday following the end of each Calendar Week, a report of revenue data for such Calendar Week and a 13-week rolling cash forecast, together with a analysis explaining any material variances from the Company's projections contained in the May 25, 2012 presentation made by The Keystone Group to the Lenders.”

10.	Section 10.3(b) of the Credit Agreement is hereby amended by the addition of the following sentence at the end thereof:
“Notwithstanding the foregoing, in any event the Loan Parties' insurance coverage shall be in the amount, type and scope that is at least as favorable as what is in place on the Second Amendment Effective Date.”

11.	Section 10 of the Credit Agreement is amended by the addition of the following covenants to be inserted into the Agreement as Sections 10.14 through 10.18 respectively:

“10.14
Chief Restructuring Officer. Not later than June 15, 2012, the Company will hire a Chief Restructuring Officer, who will have all of the normal and customary duties, powers, and responsibilities that are possessed by such an officer including, without limitation, reporting directly to the Chief Executive Officer of the Company, leading the day-to-day restructuring efforts of the Company, and communicating with the Administrative Agent and the Lenders with respect to all matters of mutual concern to the Company, the Administrative Agent and the Lenders. The Chief Restructuring Officer must be acceptable to the Agent and the Required Lenders, in their sole discretion, and Andrew Rolfe of The Keystone Group would be acceptable to the Agent and the Required Lenders. The Chief Restructuring Officer described in this Section 10.14 shall have the decision making authority to and shall approve cash disbursements to any entity in an amount that exceeds $100,000 (excluding payroll, taxes, sales taxes, and host commissions) and to carry out the actions outlined and described in the April 4, 2012, May 16, 2012, and May 25, 2012 presentations made by The Keystone Group to the Lenders.

10.15	Investment Bank Engagement. With Administrative Agent's and the Required

Lenders' consent, the Company shall engage, on or before June 30, 2012, an investment bank to solicit offers to purchase the Loan Parties by November 30, 2012 with a targeted closing date on such purchase by December 31, 2012. The terms, provisions and fees of such engagement shall be acceptable to Administrative Agent and the Required Lenders in their sole discretion. The Company shall provide to the Administrative Agent and the Lenders copies of all marketing/pitch materials, analyses and reports, offers and term sheets, and other similar materials related thereto that are prepared or used by such investment bank.

10.16
Sale of Real Property Collateral. The Company and CP Inc. agree to market and sell: (a) that certain manufacturing and office facility located at 815 Matthews-Mint Hill Road, Matthews, North Carolina (“Matthews Property”); (b) that certain manufacturing and office facility located at 1706 Washington Ave., St. Louis, Missouri, together with the adjacent parking lots (“St. Louis Property”); and (c) that certain manufacturing and office facility located at 11001 Park Charlotte Blvd., Charlotte, North Carolina, together with the adjacent vacant land (“Charlotte Property”). The Company and CP Inc. agree to complete a sale of the Matthews Property and a sale/leaseback transaction for the St. Louis Property on or before September 15, 2012. The Company and CP Inc. further covenant and agree on or prior to August 30, 2012 to have transitioned all of the processing activities currently conducted at the Charlotte Property to the St. Louis Property. The disposition of the Matthews Property, the St. Louis Property and the Charlotte Property each shall constitute an Asset Disposition under this Agreement, and the Net Cash Proceeds of each such Asset Disposition shall be applied in accordance with Section 6.2.2. Notwithstanding the provisions contained in Sections 14.13 and 15.1.3, the Administrative Agent shall release any Lien on the Matthews Property, the St. Louis Property and the Charlotte Property only upon receipt of (a) written authorization for such release from the Required Lenders following review of all material terms of the proposed sale or sale/leaseback transaction (including the terms of the proposed lease), and (b) a first-priority lien on any leasehold or other interest obtained by the Company or CP Inc. in connection with the sale/leaseback transaction for the St. Louis Property.

10.17.
Wind Down Plan. The Company agrees to provide to Administrative Agent and the Lenders on or before July 15, 2012, a wind-down plan for the Loan Parties, which shall contain an outline of the timing and steps that management intends to undertake to execute an orderly liquidation of the Loan Parties. Such plan shall be approved by the Chief Restructuring Officer of the Company and the form of which shall be satisfactory to Administrative Agent and the Required Lenders in their sole discretion.

10.18. Observation Rights. So long as any of the Obligations remain outstanding:
(a)    the Administrative Agent, acting at the direction of the Required Lenders, shall have the right to, or to appoint one representative (which may be a representative of FTI Consulting or such other firm selected by the Administrative Agent) who shall, (i) receive written notice of all meetings (both regular and special) of the boards of directors (or similar body) of each Loan Party and their respective Subsidiaries and each committee of any such board at the same time and in the same manner as notice is given to the members of any such board and/or committee, (ii) be entitled to attend (or, in the case of telephone meetings, join) all such meetings, (iii) receive all notices, information and reports which are generally furnished by the Loan Parties or any Subsidiary to all of the members of any such board and/or committee (in their capacity as a member of such board or committee) at the same time and in the same manner as the same is furnished to such members in connection with any such meetings, and (iv) be entitled to participate in all discussions conducted at such meetings and receive copies of the minutes of all such meetings at the same time and in the same manner as all of the other members of the board;
(b)    if any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Loan Parties will give written notice thereof to each such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of any such board and/or committee;
(c)    the Loan Parties will furnish each such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory;
(d)    each such representative shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested;
(e)    the board of directors (or similar body) of the Company shall meet not less frequently than quarterly during each Fiscal Year at least one of which meetings must be in person; each designated representative electing not to attend any meeting in person may in any event be permitted to participate in such meeting by telephone as if such designated representative were present;
(f)    promptly upon receipt of an invoice therefor, the Company shall reimburse each such designated representative (or the employers of such representatives) for the reasonable out-of-pocket costs and expenses of such representative in attending any meeting (other than a telephonic meeting);
(g)    if an issue is to be discussed or otherwise arises at any meeting of the board of directors of the Loan Parties or their Subsidiaries or any committee thereof which, in the reasonable judgment of such board of directors, cannot be discussed in the presence of such representative in order to avoid a conflict of interest on the part of such representative or to preserve an attorney-client privilege, then such issue may be discussed without such representative being present and may be deleted from any materials being distributed in connection with any meeting at which such issues are to be discussed, so long as (x) such representative is given notice of the occurrence of such meeting and the deletion of such materials and (y) notice of the occurrence of such meeting and the deletion of such materials is given to the Administrative Agent.

12.	Section 11.16 of the Agreement is hereby amended and restated in its entirety as follows:
“11.16. Financial Covenants.
11.16.1    Minimum Period Cumulative EBITDAR. Not permit EBITDAR to be less than the cumulative amounts set forth below for each of the following Periods:
Period                     EBITDAR
Period 5                    ($190,000)
Period 6                    ($1,306,000)
Period 7                    ($976,000)
Period 8                    ($1,781,000)
Period 9                    ($2,589,000)
Period 10                    $849,000

Period 11                    $11,160,000

11.16.2    Minimum Weekly Cumulative Gross Sales Revenue. Not permit cumulative gross sales revenue generated under the host agreements for Sears and Wal-Mart locations in the United States and Canada to be less than the amount set forth below for each of the following weekly periods:
Period              Cumulative Gross Sales Revenue
Week 17 (5/27/12 - 6/2/12)        $15,065,000
Week 18 (6/3/12 - 6/9/12)        $17,977,000
Week 19 (6/10/12 - 6/16/12)        $21,025,000
Week 20 (6/17/12 - 6/23/12)        $23,946,000

Week 21 (6/24/12 - 6/30/12)        $26,862,000
Week 22 (7/1/12 - 7/7/12)        $29,677,000
Week 23 (7/8/12 - 7/14/14)        $32,652,000
Week 24 (7/15/12 - 7/21/12)        $35,684,000

Week 25 (7/22/12 - 7/28/12)        $41,567,000
Week 26 (7/29/12 - 8/4/12)        $45,189,000
Week 27 (8/5/12 - 8/11/12)        $48,940,000
Week 28 (8/12/12 - 8/18/12)        $52,662,000

Week 29 (8/19/12 - 8/25/12)        $56,108,000
Week 30 (8/26/12 - 9/1/12)        $59,552,000
Week 31 (9/2/12 - 9/8/12)        $62,880,000
Week 32 (9/9/12 - 9/15/12)        $66,353,000

Week 33 (9/16/12 - 9/22/12)        $74,024,000
Week 34 (9/23/12 - 9/29/12)        $77,893,000
Week 35 (9/30/12 - 10/6/12)        $81,849,000
Week 36 (10/7/12 - 10/13/12)        $86,050,000

Week 37 (10/14/12 - 10/20/12)        $90,725,000
Week 38 (10/21/12 - 10/27/12)        $95,741,000
Week 39 (10/28/12 - 11/3/12)        $100,803,000
Week 40 (11/4/12 - 11/10/12)        $107,170,000

Week 41 (11/11/12 - 11/17/12)        $114,816,000
Week 42 (11/18/12 - 11/24/12)        $124,271,000
Week 43 (11/25/12 - 12/1/12)        $134,013,000
Week 44 (12/2/12 - 12/8/12)        $144,576,000

Week 45 (12/9/12 - 12/15/12)        $154,249,000
Week 46 (12/16/12 - 12/22/12)        $162,296,000
Week 47 (12/23/12 - 12/29/12)        $166,614,000
Week 48 (12/30/12 - 1/5/13)        $169,803,000

11.16.3    Minimum Weekly Cash. Not permit Company's and its Subsidiaries' cash and cash equivalents (including money orders and checks) (a) in transit (i.e., held by Company or its Subsidiaries prior to deposit) and on deposit in all accounts of Company and its Subsidiaries, (b) pledged as cash collateral for any Bank Product Obligations, and

(c) held as a reserve by Company's credit card processor (the “Minimum Weekly Cash Amount”) to be an amount less than $2,300,000 for any Calendar Week.”

13.	Section 15.1.3 of the Credit Agreement is hereby amended by the addition of the following sentence:
“Notwithstanding anything to the contrary herein, no amendment, modification, waiver or consent shall (a) change the provisions of Section 6.3 and 13.4 of this Agreement and Section 6.5 of the Guaranty/Collateral Agreement, or (b) subordinate the Loan Parties' obligation to pay the Obligations to their obligation to pay any other Debt, without the written consent of Lenders having an aggregate Applicable Percentage of not less than sixty-six and two-thirds percent (66 2/3%).”

14.	Section 15.6.1(b)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or Commitment assigned, and shall, in any event, include a proportionate part of all of the assigning Lender's interest in the PIK Obligations outstanding at such time.”

15.
Exhibit B to the Agreement, Compliance Certificate, is hereby deleted in its entirety and replaced with Exhibit B attached to this Second Amendment, and Exhibit D to the Agreement, Form of Notice of Borrowing, is hereby deleted in its entirety and replaced with Exhibit D attached to this Second Amendment.

4.	Additional Agreements. As additional consideration, the parties hereto agree as follows:

1.
Warrants. The Company agrees to grant to the Lenders, allocated to each Lender pro rata in proportion to its respective Applicable Percentage, warrants (“Warrants”) to purchase an aggregate amount equal to 19 and 9/10ths percent (19.9%) of the fully-diluted common shares of the Company outstanding. The exercise price for such warrants shall be $0.40 per common share, in the form attached hereto attached hereto as Exhibit C (the “Warrant Agreement”) and incorporated herein by reference.

4.
Representations and Warranties. Each Obligor represents on its behalf, and on behalf of each other Loan Party, to the Administrative Agent and the Lenders as of the date hereof that: (i) such Obligor's execution of this Second Amendment has been duly authorized by all requisite action of such Obligor; (ii) no consents are necessary from any third parties for such Obligor's execution, delivery or performance of this Second Amendment; (iii) this Second Amendment, the Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application; (iv) except as previously disclosed to Administrative Agent in writing or disclosed on amended schedules to the Credit Agreement and the Guaranty/Collateral Agreement attached to this Second Amendment as Exhibit A and except with respect to the representations and warranties contained in Sections 9.5 and 9.14 of the Agreement and in Sections 5(iv), (v) and (vi) of the First Amendment, all of the representations and warranties contained in Section 9 of the Agreement and in Section 7 of the Forbearance Agreement are true and correct in all material respects with the same force and effect as if made on and as of the date of this Second Amendment except to the extent such representations and warranties expressly by their terms relate only to an earlier date; (v) after giving effect to this Second Amendment, there is no Unmatured Event of Default or Event of Default; and (vi) since the date of the Forbearance Agreement, there has been no event or occurrence that would reasonably be likely to give rise to a Material Adverse Effect. Company hereby further represents and warrants that it has disclosed to Administrative Agent and the Lenders all material facts and circumstances relating to the Loan Parties' business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Loan Parties.

5.	Fees and Expenses. Company shall promptly pay:

1.	An amendment fee for the agreements and terms set forth in this Second Amendment equal to One

Million Eight Hundred Thousand Dollars ($1,800,000) (“Second Amendment Fee”), which shall be fully earned upon the execution and delivery of this Second Amendment by the Company. The Second Amendment Fee shall be due and payable to the Administrative Agent, for the ratable benefit of the Lenders, upon the Termination Date

2.
Except as otherwise provided in Section 7.1 of this Second Amendment, all out of pocket fees, costs, expenses (including, without limitation, fees, costs, and expenses of counsel and financial advisors) and other amounts owing to Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, and delivery of this Second Amendment.

6.
Conditions Precedent. This Second Amendment shall become effective as of the date set forth in the introductory paragraph to this Second Amendment, but only if on or before 5:00 p.m. Central time on June 6, 2012:

1.	The Administrative Agent (or its counsel) shall have received:

1.	duly executed counterparts of this Second Amendment that, when taken together, bear the signature of: (i) each Obligor; (ii) the Administrative Agent, and (iii) the Lenders;

2.	Warrant Agreements dated the date hereof by and among the Company and each of the Lenders;

3.
copies of the fully executed amendments to the Sears Agreements and the Walmart Agreements that evidence the modifications presented to the Administrative Agent by The Keystone Group relative to certain financial concessions in favor of the Company, which amendments shall be acceptable to the Administrative Agent in its sole and absolute discretion;

4.
a certificate of the Secretary or Assistant Secretary of each Obligor dated as of the Effective Date and certifying: (i) that attached thereto is a true and complete copy of the by-laws or operating agreement, as applicable, of such Obligor as in effect on the Effective Date or the copy of the by-laws or operating agreement, as applicable, of such Obligor, provided to the Administrative Agent and the Lenders on the Closing Date has not been amended, modified or replaced since the Closing Date and are in full force and effect; (ii) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of such Obligor authorizing the execution, delivery and performance of this Second Amendment and each other agreement, document or instrument executed or delivered by or on behalf of such Obligor in connection herewith and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (iii) that attached thereto is a true and complete copy of the certificate or articles of incorporation or other formation documents of such Obligor, or the copy of the certificate or articles of incorporation or other formation documents of such Obligor provided to the Administrative Agent and the Lenders on the Closing Date has not been amended, modified or replaced since the Closing Date and are in full force and effect; and (iv) as to the incumbency and specimen signature of each officer executing this Second Amendment or any other agreement, document or instrument executed or delivered by or on behalf of such Obligor in connection herewith;

5.	an amendment to Agent's Forbearance Agreement Fee Letter dated May 18, 2012 executed by the Administrative Agent and the Company, in form and substance satisfactory to the Administrative Agent; and

6.	all other documents reasonably requested by the Administrative Agent in connection with the transactions contemplated by this Second Amendment.

2.
The Company has paid in same day funds all fees that may be owing to Administrative Agent pursuant to any agent fee letter or other arrangement (as such have been amended pursuant to any amendments required by the Administrative Agent).

7.	Post-Closing Obligations.

1.
On or before June 16, 2012, the Company will pay all out of pocket fees, costs, expenses (including, without limitation, fees, costs, and expenses of counsel and financial advisors) and other amounts then owing to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, including, without limitation, all out of pocket fees, costs, and expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, and delivery of this Second Amendment.

8.
Effect of Amendment. Except as expressly provided for herein, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement, any of the other Loan Documents or any existing Unmatured Event of Default or Event of Default.

9.	Reaffirmation.

1.
Each Obligor hereby acknowledges and confirms that as of the date hereof: (i) the Credit Agreement and the other Loan Documents remain in full force and effect as amended hereby and shall not be impaired or limited by the execution and effectiveness of this Second Amendment; (ii) no Obligor nor any other Loan Party has any defense to its obligations under the Credit Agreement and the other Loan Documents; and (iii) the Liens of the Administrative Agent under the Loan Documents secure all the Obligations (including the increased Commitments hereunder), are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Second Amendment, and are not impaired or extinguished in any respect by this Second Amendment. Until the Obligations are Paid in Full, each Obligor agrees and covenants that it is bound by the covenants and agreements set forth in this Second Amendment, the Credit Agreement, and any other Loan Document and each Obligor hereby ratifies and confirms the Obligations. This Second Amendment does not create or constitute, and is not, a novation of the Credit Agreement nor the other Loan Documents. Each Obligor hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document.

2.
Each Original Guarantor and each Additional Guarantor hereby: (i) represents and warrants that all representations and warranties contained in the Guaranty/Collateral Agreement are true and correct in all material respects (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, such representation and warranty is true in correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, with respect to any representation or warranty that is itself modified or qualified by materiality or a “Material Adverse Effect” standard, such representation and warranty is true in correct in all respects) as of such earlier date; and (ii) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Second Amendment, it is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Second Amendment and (B) nothing in this Second Amendment, the Credit Agreement, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

10.
Release. As a material part of the consideration for the Administrative Agent and the Lenders entering into this Second Amendment, each Obligor (collectively “Releasor”) agrees as follows (the “Release Provision”):

1.Releasor hereby releases and forever discharges Administrative Agent and each Lender and such parties' predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, consultants, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of the Lender Group, in each case to the extent arising or accruing prior to and including the Effective Date; provided, however, that Administrative Agent and each Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Administrative Agent or such Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

2.Releasor agrees not to sue any of the Lender Group or in any way assist any other person or entity in suing any of the Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.
3.Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.
4.Releasor understands that the Release Provision was a material consideration in the agreement of Administrative Agent and each Lender to enter into this Second Amendment.
5.It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against any of the Lender Group.
If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

11.	Governing Law. This Second Amendment shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

12.	Section Titles. The section titles in this Second Amendment are for convenience of reference only and shall not be construed so as to modify any provisions of this Second Amendment.

13.
Counterparts; Facsimile Transmissions. This Second Amendment may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Second Amendment may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

14.
Patriot Act Notice. Administrative Agent, each Lender and Bank of America (for itself and not on behalf of any other party) hereby notifies each Obligor and each other Loan Party that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies each Obligor and each other Loan Party, which information includes the name and address of each Obligor and each other Loan Party and other information that will allow the Administrative Agent, such Lender or Bank of America, as applicable, to identify the Obligors and each other Loan Party in accordance with the Act.

15.
Incorporation By Reference. The Administrative Agent, the Lenders and the Obligors hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Second Amendment by this reference. The Administrative Agent, the Lenders and the Obligors hereby agree that this Second Amendment and any other document referred to herein or required to be delivered hereby is a “Loan Document.”

16.
Statutory Notice - Insurance. UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

17.	Statutory Notice - Oral Commitments. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Second Amendment and the other Loan Documents:
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO

FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED OR THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. TO PROTECT THE OBLIGORS AND EACH OTHER LOAN PARTY (COMPANY) AND THE ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE OBLIGORS AND EACH OTHER LOAN PARTY AND ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
The Obligors acknowledge that there are no other agreements between Administrative Agent, Lenders, Company and the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

{remainder of page intentionally left blank; signature pages follow}
Signature Page to Second Amendment to Credit Agreement

Signature Page to Second Amendment to Credit Agreement
IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the date first above written.

BORROWER:

CPI Corp., a Delaware corporation

By:
Name:
Title:

GUARANTORS:

CONSUMER PROGRAMS INCORPORATED, a Missouri corporation

By
Name:
Title:

CPI CANADIAN HOLDINGS, INC., a Delaware corporation

By
Name:
Title:

CPI IMAGES, L.L.C., a Missouri limited liability company

By
Name:

Title:

CPI INTERNATIONAL HOLDINGS, INC., a Delaware corporation

By
Name:
Title:

TEXAS PORTRAITS L.P., a Delaware limited partnership

By
Name:
Title:

CENTRICS TECHNOLOGY, INC., a Delaware corporation

By
Name:
Title:

IMAGE SOURCE INC., a Missouri corporation

By
Name:
Title:

BELLA PICTURES HOLDINGS, LLC, a Delaware limited liability company

By
Name:
Title:

SANDY REALTY HOLDINGS, LLC, a Missouri limited liability company

By
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent for the various financial institution parties identified as Lenders,

By
Name:
Title:

BANK OF AMERICA, N.A., as Issuing Lender and as a Lender,

By
Name:
Title:
ASSOCIATED BANK, N.A., as a Lender

By
Name:
Title:
FIFTH THIRD BANK, as a Lender

By
Name:
Title:

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By
Name:
Title:

Exhibit A

Amended Schedules to Credit Agreement and Guaranty/Collateral Agreement

None.

Exhibit B

Compliance Certificate

Please refer to the Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011, that certain Forbearance Agreement dated as of May 18, 2012 and that certain Second Amendment to Credit Agreement dated as of June 6, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among CPI Corp. (the "Company"), various financial institutions and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.
Reports. Enclosed herewith is a copy of the [annual audited/quarterly/period/weekly] report of the Company as at [__________] (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Underlying Calculations. Enclosed herewith is a copy of the spreadsheets and other calculations used to calculate the financial tests below.

III.
Financial Tests. The Company hereby certifies and warrants to Administrative Agent, Issuing Lender and each Lender that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement and each of the enclosed are true and correct as at the Computation Date:

A.     MINIMUM PERIOD CUMULATIVE EBITDAR

1	Consolidated Net Income	$___________
2	Plus:
	(A) Interest Expense	$___________
	(B) income tax expense	$___________
	(C) depreciation and amortization	$___________
	(D) non-cash charges (unless otherwise approved by the Administrative Agent) for all periods thereafter while this Agreement is in existence, not exceeding $3,000,000 in the cumulative aggregate	$___________
(E) non-cash charges relating to any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with Accounting Standards Codification Topic 718 "Compensation-Stock Compensation"
$___________
	(F) other adjustments acceptable to the Administrative Agent (not otherwise described below)	$___________
3	Total Items No. 1 plus 2 (EBITDA)	$___________
4	Plus:
	(A) cash and non-cash charges related to asset dispositions and asset write-offs and write-downs	$___________
	(B) cash and non-cash charges related to studio closing costs including, without limitation, costs related to store clean up, severance and asset dispositions	$___________
	(C) cash and non-cash charges related to corporate restructuring costs including, without limitation, severance and related costs	$___________

(D) cash and non-cash financial restructuring costs including, without limitation, fees, costs and expenses related to entering into any forbearance agreement and modification agreement with the Lenders, amending or modifying the Credit Agreement, payment of any Company, Administrative Agent or Lender consultants or advisors (e.g., The Keystone Group) and legal fees and expenses
$___________
	(E) cash and non-cash lease termination costs	$___________

(F) fees, costs and expenses (including, without limitation, legal fees and expenses) related to defense of litigation including, without limitation, any securities litigation and  litigation with TPP Acquisition, Inc. related  to The Picture People
$___________
	(G) cash and non-cash lab consolidation costs	$___________
	(H) non-cash GAAP impairment charges related to asset valuation adjustments	$___________
	(I) changes in the deferred revenue as determined by GAAP (J) rental and lease expense	$___________ $___________
5	Total Items No. 3 plus 4 (EBITDAR)	$___________

Cumulative Period EBITDAR is:         $___________

Compliance                            Yes/No

B.	MINIMUM WEEKLY CUMULATIVE GROSS SALES REVENUE

Cumulative gross sales revenue generated under
the host agreements for the Sears and Walmart
locations in the United States and Canada

as of ___________ is:	$___________

Compliance                            Yes/No

C.	MINIMUM WEEKLY CASH

Company's and its Subsidiaries' cash and
cash equivalents (including money orders and
checks) (a) in transit (i.e., held by Company
or its Subsidiaries prior to deposit) and on
deposit in all accounts of Company and its
Subsidiaries, (b) pledged as cash collateral for
any Bank Product Obligations, or (c) held as a
reserve by Company's credit card processor
as of ____________ is:                $___________

Compliance                            Yes/No

[remainder of page intentionally blank]

The Company further certifies to the Administrative Agent and the Lenders that no Event of Default or Unmatured Event of Default has occurred and is continuing. The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ____________________.

CPI CORP., a Delaware corporation

By:
Name:
Title:

Attachments (must include at least the following):
(i) Detail of all cash and noncash components of EBITDA and EBITDAR
(ii) Location Closing and Openings

Exhibit C

Warrant Agreement

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.
CPI Corp.
Warrant To Purchase Common Stock
Warrant No.:
Date of Issuance: _________, 2012 (“Issuance Date”)
CPI Corp., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (the “Initial Exercise Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), fully paid and non-assessable shares of Common Stock (as defined below) in an amount equal to (a) [______________%] Each Lender to receive its pro rata share of warrants, based on 19.9% of the fully diluted stock of the Company. of the Common Stock Deemed Outstanding (as defined below) on the Exercise Date (as defined below) thereof less (b) the aggregate number of shares of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant, all subject to the terms, conditions and adjustments set forth below in this Warrant (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Lender Warrants”) issued pursuant to Section 3.4.1 of that certain Second Amendment to Credit Agreement dated as of June 1, 2012, by and among the Company, the other Obligors, the Administrative Agent, and the Lenders (the “Lenders”) referred to therein (the “Loan Agreement”).

1.	EXERCISE OF WARRANT.
(a)Mechanics of Exercise
. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)), this Warrant may be exercised by the Holder on any Business Day on or after the Initial Exercise Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a duly completed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

On or before the second (2nd) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company's transfer agent (the “Transfer Agent”). On or before the fifth (5th) Trading Day following the date on which the Company has received such Exercise Notice, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder's instruction pursuant to the Exercise Notice, the Holder's agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. The Company may issue the Warrant Shares from its treasury stock or from its authorized but unissued shares of Common Stock. Upon delivery of an Exercise Notice and delivery of the Aggregate Purchase Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather Company will pay to such Holder an amount in cash equal to the product of (i) the fraction multiplied by (ii) the Fair Market Value (as defined below) of one share of Common Stock. The Company shall pay any and all documentary stamp taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant provided, that, the Company will not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrants or any shares of Common Stock issuable upon exercise thereof in a name other than the Holder of such Warrant.
(b)Exercise Price
. For purposes of this Warrant, “Exercise Price” means $[0.40], subject to adjustment as provided herein.
(c)Cashless Exercise
. Notwithstanding anything contained herein to the contrary (other than Section 1(e) below), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):
Net Number = (A x B) - (A x C)
B
For purposes of the foregoing formula:
A= the total number of shares with respect to which this Warrant is then being exercised.
B= the Fair Market Value of a share of Common Stock on the Exercise Date.
C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
(d)Disputes

. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.
(e)Limitations on Exercises.
(i)Beneficial Ownership. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would, individually or jointly, beneficially own in excess of  4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 Act, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”). The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Lender Warrants. For the avoidance of doubt, solely with respect to the calculations in this Section 1(e)(i), shares of Common Stock that may not be issued to the Holder pursuant to Sections 1(e)(ii) or 1(f) hereof shall be disregarded for purposes of determining the number of shares of Common Stock issuable upon a conversion or other issuance hereunder until such time, if any, as such applicable restrictions or prohibitions no longer apply.
(ii)Principal Market Regulation. The Company shall not issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise of the Lender Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Lender shall be issued in the aggregate, upon exercise of any Lender Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the Lender Warrants issued to such Lender pursuant to the Loan Agreement on the Initial Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the Lender Warrants issued to the Lenders pursuant to the Loan Agreement on the Initial Issuance Date (with respect to each Lender, the “Exchange Cap

Allocation”). In the event that any Lender shall sell or otherwise transfer any of such Lender's Lender Warrants, the transferee shall be allocated a pro rata portion of such Lender's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Lender Warrants shall exercise all of such holder's Lender Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Lender Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Lender Warrants then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares ninety (90) days after the date for which an Exercise Notice has been received, as a result of the operation of this Section 1(e)(ii), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between the Fair Market Value and the Exercise Price as of the date of the attempted exercise.
(f)Insufficient Authorized Shares
. The Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of shares of Common Stock that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the Lender Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Lender Warrants at least a number of shares of Common Stock equal to the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Lender Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Lender Warrants then outstanding.

2.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.
(a)Exercise Price; Par Value. In the event the Company takes any action that reduces the par value of its Common Stock, whether by amendment of its Certificate of Incorporation or otherwise in connection with any subdivision, combination, reorganization or reclassification of Common Stock that does not involve a Fundamental Transaction, the Exercise Price shall be automatically reduced to such lower par value. The Company shall not take any action to increase the par value of its Common Stock, whether by amendment of its Certificate of Incorporation or otherwise in connection with any subdivision, combination, reorganization or reclassification of Common Stock that does not involve a Fundamental Transaction.
(b)Other Actions that have the effect of a Dilutive Issuance. In the event that the Company shall take any action which would operate to cause the Holder's right to purchase the percentage of Common Stock Deemed Outstanding in accordance herewith to be effectively diluted (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the number of Warrant Shares so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(b) will decrease the Exercise Price below the par value of the Common Stock, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.
3.[INTENTIONALLY OMITTED]

4.	FUNDAMENTAL TRANSACTIONS.
(a)Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4 pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 3 above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 3 above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, (i) the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4 to permit the Fundamental Transaction without the assumption of this Warrant and (ii) in connection with the closing of a Fundamental Transaction, the Company may require the Holder to exercise its Warrant immediately prior to the closing of a Fundamental Transaction.
(b)Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage and Exchange Cap, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).
5.NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Lender Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Lender Warrants, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Lender Warrants then outstanding (without regard to any limitations on exercise).
6.WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7.REISSUANCE OF WARRANTS.
(a)Transfer of Warrant
. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b)Lost, Stolen or Mutilated Warrant
. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)Exchangeable for Multiple Warrants
. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.
(d)Issuance of New Warrants
. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.
NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Loan Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(e)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Loan Agreement or (ii) any other similar warrant. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
10.SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
11.GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall (i) be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder or (ii) limit any provision of Section 13. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
12.CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
13.DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the or Fair Market Value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determination or arithmetic calculation (as the case may be) via facsimile (i) within two (2) Business Days after delivery of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, or Fair Market Value or the number of Warrant Shares (as the case may be) by 5:00 p.m. (New York time) on the third (3rd) Business Day following the delivery by the Company or the Holder (as the case may be) of such disputed determination or arithmetic calculation to the Company or the Holder (as the case may be), then the Company shall, no later than 5:00 p.m. (New York time) on the second (2nd) Business Day immediately following such third (3rd) Business Day, submit (via facsimile) (a) the disputed determination of the Exercise Price, the Closing Sale Price, or Fair Market Value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to an independent, reputable accountant selected by the Holder (it being understood and agreed that the Holder shall be entitled to submit the disputed determination or arithmetic calculation (as the case may be) at any time after the Company fails to so submit the disputed determination or arithmetic calculation (as the case may be) by 5:00 p.m. (New York time) on such second (2nd) Business Day). The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determination or calculation (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determination or calculation (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.
14.REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Loan Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.
15.TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by the Loan Agreement; provided, that, any transfer must be made in accordance with applicable securities laws. The Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, together with the Form of Assignment, in the form attached hereto as Exhibit C duly completed and signed, to the Company.
16.REPRESENTATIONS OF THE HOLDER. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:
(a)The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. The Holder is acquiring this Warrant as consideration for the Loan Agreement and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Common Stock, except pursuant to sales registered or exempted under the Securities Act of 1933.
(b)The Holder understands and acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933 only in certain limited circumstances.

In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act of 1933, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933.
(c)The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Common Stock. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.
17.CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(b)“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(c)“Common Stock” means (i) the Company's shares of common stock, $0.40 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(d)“Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options to purchase Common Stock actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time and without regard to any limitation otherwise contained therein with respect to the number of shares of Common Stock that may be acquirable upon exercise of such Options or Convertible Securities; provided, that Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries.
(e)“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
(f) “Eligible Market” means The New York Stock Exchange, the NYSE Amex, The NASDAQ Global Select Market, The NASDAQ Capital Market, or The NASDAQ Global Market.
(g)“Expiration Date” means the date that is the sixth (6th) anniversary of the Initial Exercise Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.
(h)“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on the Principal Market and all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on the Principal Market or any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on the Principal Market or a domestic securities exchange, the closing sales price of the Common Stock as quoted on the

OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the Principal Market or OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the day as of which “Fair Market Value” is being determined. If at any time the Common Stock is not listed on the Principal Market or any domestic securities exchange or quoted on Nasdaq, the OTC Bulletin Board or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder in accordance with procedures set forth in Section 13.
(i)“Fundamental Transaction” means that (i) the Company or any of its Subsidiaries, as a whole, shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) other than the Permitted Split (as defined in the Loan Agreement), (I) reorganize, recapitalize or reclassify the Common Stock, (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving the Common Stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving the Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual stock combination, reverse stock split or other similar transaction involving the Common Stock or (y) board or stockholder approval thereof, or the intention of the Company to seek board or stockholder approval of any stock combination, reverse stock split or other similar transaction involving the Common Stock), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.
(j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(k)“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(l)“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(m)“Principal Market” means the OTCQX marketplace.
(n)“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(o)“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(p)“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.
CPI Corp.
By:
Name:
Title:

EXHIBIT A TO WARRANT AGREEMENT
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK
CPI Corp.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of CPI Corp. a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1.    Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.
In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.
2.    Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.
3.    Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:
_______________________
_______________________
_______________________
_______________________
Date: _______________ __, ______

Name of Registered Holder
By:
Name:
Title:

EXHIBIT B TO WARRANT AGREEMENT
ACKNOWLEDGMENT
The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated __, 2012, from the Company and acknowledged and agreed to by _______________.
CPI Corp.
By:
Name:
Title:

EXHIBIT C TO WARRANT AGREEMENT
CPI Corp.

FORM OF ASSIGNMENT

[To be completed and executed by the Holder only upon transfer of the Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee”) the right represented by the within Warrant to purchase                  shares of Common Stock of CPI Corp., a Delaware corporation (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)
the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)
the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and

(c)
the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of (1) a written opinion of counsel (in a form reasonably acceptable to the Company) to the effect that such transfer may be made pursuant to an exemption from registration under the Securities Act, or (2) other reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto).

Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee
In the presence of:

Exhibit D

Notice of Borrowing

Please refer to the Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011, that certain Forbearance Agreement dated as of May 18, 2012 and that certain Second Amendment to Credit Agreement dated as of June 6, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among CPI Corp. (the "Company"), various financial institutions and Bank of America, N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

(i) The requested borrowing date for the proposed borrowing (which is a Business Day) is __________________.

(ii) The aggregate amount of the proposed borrowing is $_____________.

(iii) The type of Revolving Loans comprising the proposed borrowing are Base Rate Loans.

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the advance requested hereby, before and after giving effect thereto.

The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________________.

CPI CORP., a Delaware corporation

By:
Name:
Title: